Exhibit 32.1

U.S.GEOTHERMAL INC. AND SUBSIDIARIES

CERTIFICATIONS

In connection with the report of U.S. Geothermal Inc. on Form 10-K for the fiscal year ended March 31, 2011 as filed with the Securities and Exchange Commission (‘the Report”), I, Daniel J. Kunz, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the business issuer.

Date: June 9, 2011

/s/ Daniel J. Kunz
Daniel J. Kunz
Chief Executive Officer